BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

*040105*

# Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

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| Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada | Document Number 20150260376-62<br>Filing Date and Time 06/09/2015 7:36 AM<br>Entity Number E0281922015-0 |

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

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| **1. Name of Corporation:** | KASKAD CORP. |
| **2. Registered Agent for Service of Process:** (check only one box) | [X] Commercial Registered Agent: BUSINESS FILINGS INCORPORATED (Name)<br>[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)<br>Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity:<br>Street Address: City: Nevada Zip Code:<br>Mailing Address (if different from street address): City: Nevada Zip Code: |
| **3. Authorized Stock:** (number of shares corporation is authorized to issue) | Number of shares with par value: 75000000 — Par value per share: $ 0.001 — Number of shares without par value: 0 |
| **4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees) | 1) PIOTR SIBOV (Name)<br>DIMITAR PETKOV 119, ENT. B, FL. 3, 92 (Street Address) — SOFIA, BGR (City) — BG (State) — 1309 (Zip Code)<br>2) Name:<br>Street Address: City: State: Zip Code: |
| **5. Purpose:** (optional; required only if Benefit Corporation status selected) | *The purpose of the corporation shall be:* ANY LEGAL PURPOSE<br>**6. Benefit Corporation:** (see instructions) [ ] Yes |
| **7. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator) | I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.<br>PIOTR SIBOV (Name) — X PIOTR SIBOV (Incorporator Signature)<br>DIMITAR PETKOV 119, ENT. B, FL. 3, 92 (Address) — SOFIA, BGR (City) — BG (State) — 1309 (Zip Code) |
| **8. Certificate of Acceptance of Appointment of Registered Agent:** | *I hereby accept appointment as Registered Agent for the above named Entity.*<br>X BUSINESS FILINGS INCORPORATED — Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — 6/9/2015 (Date) |

*This form must be accompanied by appropriate fees.*